                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

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                                                          DISTRIBUTIONS IN DOLLARS

                                         PRIOR                                                                             CURRENT
                  ORIGINAL           PRINCIPAL                                                REALIZED      DEFERRED     PRINCIPAL
CLASS           FACE VALUE             BALANCE      INTEREST   PRINCIPAL          TOTAL         LOSSES      INTEREST       BALANCE
------------------------------------------------------------------------------------------------------------------------------------

SA                    0.00                0.00     74,344.55        0.00      74,344.55           0.00          0.00          0.00
A-1          34,557,488.00       28,679,450.75    151,809.33  630,049.40     781,858.73           0.00          0.00 28,049,401.35
A-2           4,607,666.00        3,823,927.56     20,241.25   84,006.60     104,247.85           0.00          0.00  3,739,920.96
B-1           1,256,636.00        1,243,696.79      6,583.28    1,931.27       8,514.55           0.00          0.00  1,241,765.52
B-2           1,466,076.36        1,450,980.60      7,680.50    2,253.16       9,933.66           0.00          0.00  1,448,727.44
SB                    0.00                0.00          0.00        0.00           0.00           0.00          0.00          0.00
R                     0.00          489,637.45          0.00        0.00           0.00           0.00     41,253.47    530,890.92

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TOTALS       41,887,866.36       35,687,693.15    260,658.91  718,240.43     978,899.34           0.00     41,253.47 35,010,706.19
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

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                        FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                             PASS-THROUGH
                                  PRIOR                                                         CURRENT               RATES
                              PRINCIPAL                                                       PRINCIPAL
CLASS      CUSIP                BALANCE      INTEREST          PRINCIPAL           TOTAL        BALANCE        CURRENT          NEXT
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

SA     23321PWW4               0.000000      1.774847           0.000000        1.774847       0.000000      2.499838%     2.482628%
A-1    23321PWX2             829.905540      4.392950          18.231921       22.624872     811.673619      6.351977%     6.352014%
A-2    23321PWY0             829.905544      4.392951          18.231920       22.624871     811.673624      6.351977%     6.352014%
B-1    23321PWZ7             989.703295      5.238812           1.536857        6.775669     988.166438      6.351977%     6.352014%
B-2    23321PXA1             989.703292      5.238813           1.536864        6.775677     988.166428      6.351977%     6.352014%
SB     23321PXB9               0.000000      0.000000           0.000000        0.000000       0.000000      1.300000%     1.300000%
R                              0.000000      0.000000           0.000000        0.000000       0.000000      6.351977%     6.352014%

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


SELLER:                     Quality Mortgage USA, Inc.              ADMINISTRATOR:                           David C. West
SERVICER:                  Temple-Inland Mortgage Corp.                                                  Bankers Trust Company
LEAD UNDERWRITER:         DLJ Mortgage Securities Corp.                                                      3 Park Plaza
RECORD DATE:                     January 31, 1997                                                          Irvine, CA 92714
DISTRIBUTION DATE:              February 25, 1997                               FACTOR INFORMATION:         (800) 735-7777
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

                            Page 1 of 4 (c) COPYRIGHT 1997 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

------------------------------------------------------------------------------------------------------------------------------------

Distribution Date:                     February 25, 1997
------------------------------------------------------------------------------------------------------------------------------------

SERVICER ADVANCES INCLUDED IN DISTRIBUTION:
SERVICER ADVANCES OUTSTANDING:

ACCRUED SERVICING FEE FOR THE CURRENT PERIOD:                                                   14,869.87
PLUS ADDITIONAL SERVICING FEES:
                                                                                                ---------
                                                                                                14,869.87

LESS PERMITTED REDUCTIONS TO SERVICING FEES:                                                    (1,612.98)
                                                                                                ---------
TOTAL SERVICING FEES DUE MASTER SERVICER:                                                                                  13,256.89

COLLECTED SERVICING FEES FOR CURRENT PERIOD:                                                                                9,930.00

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

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DELINQUENT
LOAN                                                            30-60              61-90              91 +
INFORMATION:                                                    DAYS               DAYS               DAYS                     TOTAL
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
PRINCIPAL BALANCE                                           791,855.59          918,496.69          216,820.88          1,927,173.16
NUMBER OF LOANS                                                     14                  12                   3                    29
------------------------------------------------------------------------------------------------------------------------------------
FORECLOSURE LOAN INFORMATION:
------------------------------------------------------------------------------------------------------------------------------------
PRINCIPAL BALANCE                                                 0.00           40,753.54        1,079,380.02          1,263,010.22
NUMBER OF LOANS                                                      0                   2                  17                    20
------------------------------------------------------------------------------------------------------------------------------------
BANKRUPTCY LOAN INFORMATION:
------------------------------------------------------------------------------------------------------------------------------------
PRINCIPAL BALANCE                                                 0.00           97,045.41          906,431.04          1,056,455.40
NUMBER OF LOANS                                                      0                   1                  13                    15
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REO LOAN INFORMATION:
------------------------------------------------------------------------------------------------------------------------------------


PRINCIPAL BALANCE                                                 0.00          173,007.25          171,782.52            344,789.77
NUMBER OF LOANS                                                      0                   1                   4                     5
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

BOOK VALUE PRINCIPAL BALANCE OF REO LOANS:                                                                                      #N/A

STATED PRINCIPAL BALANCE OF LOANS AS OF THE PRIOR DISTRIBUTION DATE:                                                   35,687,693.15
STATED PRINCIPAL BALANCE OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:                                                 35,010,706.19

NUMBER OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:                                                                             468
NUMBER OF LOANS AS OF THE NEXT DISTRIBUTION DATE:                                                                                457

WEIGHTED AVERAGE COUPON AS OF THE CURRENT DISTRIBUTION DATE:                                                              10.651815%
WEIGHTED AVERAGE COUPON AS OF THE NEXT DISTRIBUTION DATE:                                                                 10.634642%

SENIOR PREPAYMENT PERCENTAGE FOR THE CURRENT DISTRIBUTION:                                                               100.000000%
CLASS B-1 PREPAYMENT PERCENTAGE:                                                                                           0.000000%
CLASS B-2 PREPAYMENT PERCENTAGE:                                                                                           0.000000%

AGGREGATE AMOUNT OF PRINCIPAL PREPAYMENTS:                                                                                659,137.81
AGGREGATE PRINCIPAL BALANCE OF LOANS WHICH LIQUIDATED:                                                                          0.00

PRECEDING MONTH'S PASS-THRU RATE FOR CLASS SA:                                                                             2.505726%
PRECEDING MONTH'S PASS-THRU RATE FOR CLASS A-1, A-2, B-1, AND B-2:                                                         6.350000%
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

                            Page 2 of 4 (c) COPYRIGHT 1997 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

--------------------------------------------------------------------------------

Distribution Date:                     February 25, 1997
--------------------------------------------------------------------------------

SENIOR PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                     91.077275%
CLASS A-1 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                  80.362299%
CLASS A-2 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                  10.714975%
CLASS B-1 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                   3.484946%
CLASS B-2 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                   4.065773%


UNPAID ACCRUED CERTIFICATE INTEREST SHORTFALL REMAINING AFTER DISTRIBUTION:

                    CLASS SA                                                0.00
                    CLASS A-1                                               0.00
                    CLASS A-2                                               0.00
                    CLASS B-1                                               0.00
                    CLASS B-2                                               0.00


CUMMULATIVE SB ACCRUAL AMOUNT:                                        515,157.30

SPECIAL HAZARD AMOUNT AVAILABLE AFTER DISTRIBUTION:                 1,199,452.00

FRAUD LOSS AMOUNT AVAILABLE AFTER DISTRIBUTION:                     1,256,635.99

BANKRUPTCY AMOUNT AVAILABLE AFTER DISTRIBUTION:                       100,000.00

AGGREGATE REALIZED LOSSES SINCE CUT-OFF DATE:                               0.00

AGGREGATE PRINCIPAL OF REPURCHASED LOANS:                                   0.00

--------------------------------------------------------------------------------
                            Page 3 of 4 (c) COPYRIGHT 1997 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.

                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1
                         Statement To Certificateholders

------------------------------------------------------------------------------------------------------------------------------------
                                              ^Mortgage Loan Liquidation Detail

Distribution Date:                  February 25, 1997
------------------------------------------------------------------------------------------------------------------------------------

                                    Original            Cut-Off              Current       Realized   Net Liquidation   Liquidation
  Loan Number      Loan Group   Principal Balance  Principal Balance    Principal Balance    Loss         Proceeds          Date
------------------------------------------------------------------------------------------------------------------------------------


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

                            Page 4 of 4 (c) COPYRIGHT 1997 Bankers Trust Company